Exhibit 3.2

CERTIFICATE OF OWNERSHIP AND MERGER

MERGING

SORRENTO THERAPEUTICS, INC.,

a Delaware corporation

INTO

QUIKBYTE SOFTWARE, INC.,

a Delaware corporation

Pursuant to Section 253 of the General Corporation Law of the State of Delaware (the “DGCL”), QUIKBYTE SOFTWARE, INC. (the “Company”), a corporation organized and existing under the DGCL, does hereby certify:

FIRST: The Company was incorporated on December 4, 2009 pursuant to the DGCL;

SECOND: SORRENTO THERAPEUTICS, INC. (the “Subsidiary”), a corporation organized and existing under the DGCL, was incorporated on July 8, 2009 pursuant to the DGCL;

THIRD: The Company owns all of the outstanding shares of capital stock of the Subsidiary; and

FOURTH: On October 22, 2009, the Board of Directors of the Company (the “Board”) duly adopted the following resolutions at a duly called meeting of such Board, filed with the minutes of such Board:

WHEREAS, the Company is the legal and beneficial owner of 1,000 shares of common stock of the Subsidiary, constituting 100% of the outstanding shares of capital stock of the Subsidiary;

WHEREAS, the Board has determined that it is in the best interests of the Company and its stockholders to merge the Subsidiary with and into the Company pursuant to Section 253 of the DGCL; and

WHEREAS, the Board has determined that it is in the best interests of the Company and its stockholders to, in connection with the merger of the Subsidiary with and into the Company pursuant to Section 253 of the DGCL, change the Company’s name to “Sorrento Therapeutics, Inc.”

NOW, THEREFORE, BE IT RESOLVED, that pursuant to Section 253 of the DGCL, the Subsidiary shall be merged with and into the Company, such that the Company shall remain the surviving corporation of such merger and the separate corporate existence of Subsidiary shall cease (the “Merger”);

RESOLVED FURTHER, that the Merger shall become effective upon the filing of a Certificate of Ownership and Merger (the “Certificate of Merger”) meeting the requirements of Section 253 of the DGCL with the Secretary of State of the State of Delaware (such time, the “Effective Time”);

RESOLVED FURTHER, that upon the Effective Time, the Company shall assume all of the liabilities and obligations of the Subsidiary, including, without limitation, all of the outstanding income, franchise, payroll and property tax liabilities of the Subsidiary;

RESOLVED FURTHER, that upon the Effective Time, the title of the Certificate of Incorporation of the Company shall be amended and restated in its entirety to read as follows:

“CERTIFICATE OF INCORPORATION OF SORRENTO THERAPEUTICS, INC.”

RESOLVED FURTHER, that upon the Effective Time, Article FIRST of the Certificate of Incorporation of the Company shall be amended and restated in its entirety to read as follows:

“FIRST: The name of the corporation is Sorrento Therapeutics, Inc. (hereinafter referred to as the “Corporation”).”

RESOLVED FURTHER, that the officers of the Company be, and each of them hereby is, authorized and directed, for and on behalf of the Company, to: (i) prepare and execute the Certificate of Merger; (ii) file the executed Certificate of Merger with the Secretary of State of the State of Delaware; and (iii) execute and deliver any and all other agreements, certificates or documents required or contemplated by the Merger or the Certificate of Merger, or otherwise deemed necessary or appropriate in connection therewith; and

RESOLVED FURTHER, that the officers of the Company be, and each of them hereby is, authorized and directed, for and on behalf of the Company, to execute and deliver such other documents and to take such other action as any such officer may deem necessary or advisable in order to carry out the purposes of the foregoing resolutions and that all such actions that may have been taken to date are hereby authorized, ratified, approved and confirmed in all respects.

*****

IN WITNESS WHEREOF, this Certificate of Ownership and Merger has been executed on behalf of the Company by its duly authorized representative.

Dated as of December 4, 2009

QUIKBYTE SOFTWARE, INC.

By:	/s/ Antonius Schuh, Ph.D.
Name:	Antonius Schuh, Ph.D.
Title:	Chief Executive Officer

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